Exhibit 10.2

FORTRESS PRIVATE LENDING FUND

MULTIPLE CLASS PLAN

May 11, 2026

This Multiple Class Plan (this “Plan”) is adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the “1940 Act”), by Fortress Private Lending Fund, a Delaware statutory trust (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company is a closed-end management investment company that has elected to be regulated as a business development company;

WHEREAS, the Company is permitted to rely on an exemptive order from the Securities and Exchange Commission (the “SEC”) to offer multiple classes of shares, and one of the conditions of this relief is that the Company must comply with the provisions of Rule 18f-3 under the 1940 Act as if it were an open-end management investment company;

WHEREAS, Rule 18f-3 requires that a board of directors of an investment company desiring to offer multiple classes of shares pursuant to said Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges; and

WHEREAS, the Board of Trustees of the Company (the “Board”) desires to adopt this Plan so that the Company may issue multiple classes (each, a “Class”) of shares of its beneficial interests (“Shares”).

NOW THEREFORE, the Company hereby voluntarily adopts this Plan pursuant to Rule 18f-3 under the 1940 Act, on the following terms and conditions:

Class Designation; General Description of Classes

The Company may issue Shares in one or more Classes, as set forth in Exhibit A, as may be amended from time to time. Shares so issued will have the rights and preferences set forth in this Plan, the Company’s Amended and Restated Declaration of Trust (“Declaration of Trust”) and Amended and Restated Bylaws (“Bylaws”) (each as amended or supplemented from time to time), any applicable resolutions adopted by the Board from time to time and the Company’s then-current Confidential Private Placement Memorandum (the “Memorandum”) with respect to such Shares.

Shares issued in Classes will be issued subject to, and in accordance with, the terms of Rule 18f-3 under the 1940 Act, including, without limitation:

(a)
each Class will have a different arrangement for shareholder services or the distribution of Shares or both, and will pay all of the expenses of that arrangement, as set forth in Exhibit A;
(b)
each Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Company’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;
(c)
each Class may pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract of the Company to the different investment performance of each Class;
(d)
each Class will have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;
(e)
each Class will have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and
(f)
except as otherwise permitted under Rule 18f-3 under the 1940 Act, each Class will have the same rights and obligations as each other Class.

In addition, pursuant to Rule 12b-1 under the 1940 Act, the Company intends to adopt a Shareholder Servicing and Distribution Plan (the “12b-1 Plan”) pursuant to which certain Classes of Shares are subject to a shareholder servicing and/or distribution fee. Those fees are described in the 12b-1 Plan.

A 2.00% early repurchase deduction may be charged by the Company with respect to any repurchase of Shares that have not been outstanding for at least one year. The one-year holding period is measured as of the subscription closing date immediately following the repurchase date. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. The early repurchase deduction will not apply to Shares acquired through the Fund’s dividend reinvestment plan. The early repurchase deduction may be waived in the case of repurchase requests: (i) arising from the death or qualified disability of the holder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold the Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; and (iv) in the event that a shareholder’s Shares are repurchased because the shareholder has failed to maintain the minimum account balance disclosed in the Memorandum, if any. The early repurchase deduction may also be waived when required by law, regulation, or similar requirement and in other circumstances where the Board determines that doing so is in the best interests of the Company.

The early repurchase deduction will apply uniformly to all Shares regardless of Class.

Conversion Features; Exchange Privileges

Shares of one Class may be exchanged, including at the shareholder’s option, for Shares of another Class of the Company (an “intra-Company exchange”), if and to the extent an applicable intra-Company exchange privilege is disclosed in the then-current Memorandum and subject to the terms and conditions (including the imposition or waiver of any sales load or repurchase fee) set forth in the Memorandum, provided that the shareholder requesting the intra-Company exchange meets the eligibility requirements of the Class into which such shareholder seeks to exchange.

Shares of one Class also may be converted into Shares of another Class of the Company if and to the extent such conversion mechanics are required by applicable law, including any exemptive relief, no-action or other guidance issued by the SEC or its staff, and set forth in the Memorandum.

Expense Allocations of Each Class

Class-specific expenses of the Company shall be allocated to the specific Class. Non-class specific expenses shall be allocated in accordance with Rule 18f-3 and any related guidance from the SEC or its staff. All expenses incurred by the Company will be allocated, as provided for herein, among its Classes based on the respective net assets of the Company attributable to each such Class. The value of the Company’s net assets attributable to each Class shall be computed in the manner specified in the Memorandum for the computation of the Company’s net asset value.

In addition to different expenses associated with the 12b-1 Plan, each Class may pay a different amount of the following expenses:

(a)
administrative and/or accounting or similar fees (each as described in the Memorandum) incurred by a specific Class;
(b)
legal, printing and postage expenses related to preparing and distributing to current shareholders of a specific Class materials such as supplements to the Memorandum, proxy materials and shareholder reports;
(c)
blue sky fees incurred by a specific Class;
(d)
SEC registration fees, if any, incurred by a specific Class;
(e)
expenses of administrative personnel and services required to support the shareholders of a specific Class;
(f)
trustees’ fees incurred as a result of issues relating to a specific Class;
(g)
auditors’ fees, litigation expenses, and other legal fees and expenses relating to a specific Class;
(h)
incremental transfer agent fees and shareholder servicing expenses identified as being attributable to a specific Class;
(i)
account expenses relating solely to a specific Class;
(j)
expenses incurred in connection with any shareholder meetings as a result of issues relating to a specific Class; and
(k)
any such other expenses (not including advisory or custodial fees or other expenses related to the management of the Company’s assets) actually incurred in a different amount by a Class or related to a Class’s receipt of services of a different kind or to a different degree than another Class, including reimbursement for an expense support provided to such Class.

Expenses of the Company allocated to a particular Class of the Company are borne on a pro rata basis by each outstanding Share of that Class.

Waivers and Reimbursements

Fees and expenses may be waived or reimbursed by FPLF Management LLC, the Company’s investment adviser, or its affiliates, or any other service provider to the Company. Such waiver or reimbursement may be applicable to some or all of the Classes and may be in different amounts for one or more Classes.

Income, Gains and Losses

Income, realized gains and losses and unrealized appreciation and depreciation shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Company, in each case in accordance with U.S. Generally Accepted Accounting Principles.

Class Designation

Subject to approval by the Board, the Company may alter the nomenclature for the designation of one or more Classes.

Additional Information

Nothing in this Plan will be deemed to require the Company to take any action contrary to its Declaration of Trust and Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of the responsibility for and control of the conduct of the affairs of the Company.

This Plan will be construed in accordance with the internal laws of the State of Delaware and the applicable provisions of the 1940 Act. If any provision of this Plan is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Plan will not be affected thereby.

This Plan is qualified by and subject to the terms of the then-current Memorandum; provided, however, that none of the terms set forth in any such Memorandum shall be inconsistent with the terms of the Classes contained in this Plan.

Effective Date; Termination and Amendments

This Plan shall become effective at such time as specified by the Board. This Plan may be terminated or amended at any time with respect to the Company or a Class thereof by a vote of a majority of the Board, including a majority of the trustees of the Company who are not considered “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company.

EXHIBIT A

Shareholder Servicing and/or Distribution Fee		Sales Loads*
(calculated per annum as a percent of the aggregate net asset value as of the beginning of the first calendar day of each applicable month)
Class

Class I	N/A	None
Class S	0.85%	3.5%
Class D	0.25%	2.0%

* The Company does not charge investors an upfront sales load with respect to Class I shares. However, if investors buy Class S or Class D shares through certain participating broker-dealers, such participating broker-dealers may directly charge such investors transaction or other fees, including upfront placement fees or commissions, in such amounts as they may determine, provided that such participating broker-dealers limit such charges to a 3.5% cap on the net asset value for Class S shares and up to a 2.0% cap on the net asset value for Class D shares.